Exhibit 99.1

Modiv Industrial Announces Third Quarter 2025 Results

Denver, CO, November 14, 2025 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the third quarter ended September 30, 2025.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial.
“That which is behind us...

Third quarter 2025 revenue was $11.7 million and net income attributable to common stockholders was $0.3 million. AFFO, adjusted funds from operations, which is the metric we spend more time with internally was $4.5 million ($0.36 per diluted share), a 22% increase compared to $3.7 million in the year ago quarter. The increase reflects a $0.3 million decrease in G&A, a $0.1 million decrease in property expenses, a $0.4 million decrease in cash interest expense, and a $0.1 million decrease in preferred stock dividends.

Our $0.36 of AFFO per share was $0.02 greater than the consensus estimate of $0.34 per share as measured from the inputs of the five sell-side analysts that cover us and our results exceeded every individual analyst estimate (they ranged from a low of $0.32 and a high of $0.35).

We delivered these results with no property sales, no property acquisitions and no whiz bang capital markets magic. We weren’t sexy this quarter, we were boring, but boring can be profitable in the right market conditions. I touch on this more further down below.

Our 43 property portfolio has an attractive weighted average lease term of 14.2 years (and we expect that to grow longer as we recycle select assets). Though the majority of our tenant credits are private and we do not implement a “look through” or “implied equivalent” rating to them, we do have approximately 28% of our tenancy with a true investment grade credit rating of BBB minus or better from a formally recognized credit rating agency.

As of September 30, 2025, our annualized base rent totaled $38.9 million, we had $8.3 million of unrestricted cash on balance sheet and $30 million available to draw on our revolver. We do not have any outstanding debt maturities until

January 2027, 100% of our indebtedness is fixed at a weighted average interest rate of 4.27% and our leverage ratio is 48%.
Ok, let’s turn our attention away from the rearview mirror and focus on the road ahead.
...and that which lies ahead.
As a market participant, both as an individual investor and an executive of a REIT, I attempt to learn as much as possible from observing the capital markets. This quarter was an interesting one for our broader industry as many REITs met or exceeded estimates - highlighting how fundamentals are healthy - yet the REIT market, in terms of stock prices, continues to suffer from a lack of confidence and a near constant yo-yoing effect. Fickle and fragile Bulls seem to be spooked on any given day as Bears beat them down. The siren song of seemingly easy (and robust) returns in other sectors/markets has lead to some tremendous buying opportunities in REITland - attractive yields with attractive upside. I routinely speak to a handful of fellow REIT execs and it is not uncommon for words like morass or malaise to be spoken when characterizing how frustrating the past several years have been. Candidly, this REIT market, as it relates to share prices, has been fairly sh-tty. Sure, the dark days haven’t been as dark as they were during the early days of the GFC but REITs were definitively roaring four years after the initial debacle - QE will do that. This market has been a grind, there is a palpable sense of fatigue amongst all the participants. Personally, I am starting to get very optimistic because when it gets the most frustrating, when the market players get the most exhausted, then true inflection points begin to appear.
Edge, that ephemeral competitive advantage, that each investor may have in the markets comes in so many forms and the strongest edge, definitionally, tends to be uniquely idiosyncratic and bespoke. As a very small REIT, and the only REIT focused on the manufacturing industry, the strongest elements of our edge are the unsexy combination of patience and discipline. Cliche, right? Those two words are so overused that people sort of nod in acknowledgment yet subconsciously dismiss it as high-level fluff. However, when you really delve deep into the daily practice, you begin to see that patience and discipline are very f-cking difficult to consistently maintain. To be very disciplined, and to maintain the patience needed for that disciplined action to bear fruit, requires a solid foundation of humility and probability. Being humble to know what you are, and what you aren’t, while understanding that with an expanding sample size the law of probabilities can work in your favor.
For example, it didn’t take us long to detach from ego and realize that it was ok if we weren’t immediately a REIT that fits the classic Green Street framework, that it was ok if you couldn’t raise large sums of institutional capital out of the gate, and that it was ok to be below the radar and arguably “unloved”. Many small REITs, as I define those under $1 billion market cap, unfortunately gravitate toward one of two paths: 1) they try so desperately to become a big REIT by making ambitious capital decisions to grow bigger faster (as opposed to growing more valuable); or 2) they give up all hope of success and forsake their fiduciary duties by taking self-satisfying, capital destroying actions. We decided to take our unique path of focusing solely on creating value for our shareholders no matter the clock or our size.
To me, being a small REIT offers a tremendous list of possibilities. Being below the radar is a blessing in this market - I can only imagine the tremendous pressure someone like Sumit (NYSE: O) might feel. Having a small denominator means we always have the ability to move the needle that much easier (albeit in both directions). With a focus on creating value, as opposed to size, our shareholders benefit regardless if we become a larger enterprise or if we get acquired. This self awareness can only be had if you kill the egoistic desires to be something that you are not and truly own, good and bad, what you are and actually can be. To us here at Modiv, we only care about creating more value for you and with enough time the probability increases that other market participants will also recognize that value creation.
In the last four years we have steadily (with discipline), and slowly (hence the importance of patience), created more value with growing AFFO, an increasingly transformed balance sheet, consistent dividends and a mantra of transparency. As we look ahead, our intermediate focus is on recycling select assets to create more value by improving our AFFO, increasing our WALT, further strengthening our balance sheet and enhancing our overall durability. Every REIT is run by individuals, with their own unique behavioral tendencies, and therefore each REIT follows a different path for a different goal. What might be right for our path might not be the desired path of another - that takes you as the investor to understand the human decision makers at each institution to see which is right for you. For Modiv, which is naturally impacted by my own personality, our path for the past four years has resulted in us exploring (and ultimately passing on) a handful of unfavorable “strategic partnership” proposals, declining the request (largely from bankers and hedge funds) to raise large sums of dilutive capital, declining to accept unsolicited predatory prices for our assets, and has kept us focused on our asset class even when the pipeline of quality deals ebbs with the broader market. While we have been doing this boring patient and disciplined thingy, we have seen all sorts of different paths taken in the small REIT space to include taking on life-ending strategic partner capital, the repeated dilutive issuance of common and preferred equity, dividend cuts, the evaporation of market cap, and even an outright shift from acquiring real estate to lending high yield debt. Only time, and the law of probabilities, will tell us if our approach works out but we remain dedicated to who we are and our never ending goal to create value for you.
Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on Friday, November 14, 2025, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, to discuss the third quarter ended September 30, 2025 operating results and answer questions.

Live conference call: 1-800-717-1738 or 1-646-307-1865 at 4:30 p.m. Eastern Time, Friday, November 14, 2025

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1739146&tp_key=f6dd467ff5 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our future financial performance, annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated November 14, 2025 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

MODIV INDUSTRIAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Rental	$11,321	$11,589	$34,815	$34,833
Other property	366	66	498	198
Total revenue	11,687	11,655	35,313	35,031

Expenses:
General and administrative	1,370	1,661	4,565	5,079
Stock compensation	811	75	2,105	1,521
Depreciation and amortization	3,746	4,167	11,392	12,437
Property	916	1,025	2,590	2,703
Impairment of real estate investment property	—	—	4,000	—
Total expenses	6,843	6,928	24,652	21,740

Gain on sale of real estate investments, net	—	172	84	3,360
Operating income	4,844	4,899	10,745	16,651

Other income (expense):
Interest income	38	82	133	404
Dividend income	—	—	—	113
Income from unconsolidated investment in a real estate property	249	75	513	223
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	(4,054)	(6,104)	(12,118)	(12,514)
Loss on equity investments	—	—	—	(26)
Other expense, net	(3,767)	(5,947)	(11,472)	(11,800)
Net income (loss)	1,077	(1,048)	(727)	4,851
Less: net loss (income) attributable to noncontrolling interests in Operating Partnership	(29)	461	582	(388)
Net income (loss) attributable to Modiv Industrial, Inc.	1,048	(587)	(145)	4,463
Preferred stock dividends	(795)	(922)	(2,418)	(2,766)
Net income (loss) attributable to common stockholders	$253	$(1,509)	$(2,563)	$1,697

Earnings (loss) per share attributable to common stockholders:
Basic	$—	$(0.18)	$(0.33)	$0.19

Earnings (loss) per share attributable to common stockholders and Class C OP Units:
Diluted	$—	$(0.18)	$(0.33)	$0.19

Weighted-average number of common shares outstanding
Basic	10,197,942	9,430,885	10,099,034	9,151,287
Diluted	11,791,270	10,959,030	11,610,429	11,245,080

Distributions declared per common share	$0.2925	$0.2875	$0.8775	$0.8625

MODIV INDUSTRIAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Real estate investments:
Land	$98,175	$98,009
Buildings and improvements	383,020	386,102
Equipment	—	4,429
Tenant origination and absorption costs	13,638	13,194
Total investments in real estate property	494,833	501,734
Accumulated depreciation and amortization	(69,512)	(59,524)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	425,321	442,210
Unconsolidated investment in a real estate property	9,510	9,324
Total real estate investments, net, excluding real estate investments held for sale, net	434,831	451,534
Real estate investments held for sale, net	28,087	22,372
Total real estate investments, net	462,918	473,906
Cash and cash equivalents	8,264	11,530
Restricted cash	1,683	—
Tenant deferred rent and other receivables	22,130	18,460
Above-market lease intangibles, net	1,184	1,240
Prepaid expenses and other assets	2,429	2,693
Interest rate swap derivatives	963	—
Total assets	$499,571	$507,829

Liabilities and Equity
Mortgage notes payable, net	$30,383	$30,777
Credit facility term loan, net	249,360	248,999
Accounts payable, accrued and other liabilities	5,690	4,035
Distributions payable	2,038	1,994
Below-market lease intangibles, net	7,298	7,948
Other liabilities related to real estate investments held for sale	—	26
Total liabilities	294,769	293,779
Commitments and Contingencies
7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value; $25.00 per share liquidation preference; 2,000,000 shares authorized; 1,725,000 outstanding as of September 30, 2025 and 2,000,000 outstanding as of December 31, 2024	2	2
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 10,731,450 shares issued and 10,264,131 shares outstanding as of September 30, 2025, and 10,404,211 shares issued and 9,936,892 outstanding as of December 31, 2024	11	10
Additional paid-in-capital	336,286	349,479
Treasury stock, at cost, 467,319 shares held as of each September 30, 2025 and December 31, 2024	(7,112)	(7,112)
Cumulative distributions and net losses	(165,497)	(154,074)
Accumulated other comprehensive income	1,127	1,841
Total Modiv Industrial, Inc. equity	164,817	190,146
Noncontrolling interests in the Operating Partnership	39,985	23,904
Total equity	204,802	214,050
Total liabilities and equity	$499,571	$507,829

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) (in accordance with GAAP)	$1,077	$(1,048)	$(727)	$4,851
Preferred stock dividends	(795)	(922)	(2,418)	(2,766)
Net income (loss) attributable to common stockholders and OP Unit holders	282	(1,970)	(3,145)	2,085
FFO adjustments:
Depreciation and amortization of real estate properties	3,746	4,167	11,392	12,437
Amortization of deferred lease incentives	—	2	—	—
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	567	567
Impairment of real estate investment property	—	—	4,000	—
Gain on sale of real estate investments, net	—	(172)	(84)	(3,360)
FFO attributable to common stockholders and OP Unit holders	4,217	2,216	12,730	11,729
AFFO adjustments:
Stock compensation expense	811	75	2,105	1,521
Amortization of deferred financing costs	157	221	472	664
Abandoned pursuit costs	126	239	126	239
Amortization of deferred rents	(1,241)	(1,285)	(3,813)	(4,379)
Amortization of unrealized holding gain, net of unrealized loss on non-designated or ineffective interest rate derivative instruments	(256)	2,423	(759)	1,683
Amortization of off-market interest rate derivatives and reduction for accrued interest	1,045	—	3,154	—
Amortization of (below) above market lease intangibles, net	(213)	(212)	(637)	(635)
Loss on equity investments	—	—	—	26
Other adjustments for unconsolidated investment in a real estate property	(135)	25	(177)	71
AFFO attributable to common stockholders and OP Unit holders	$4,511	$3,702	$13,201	$10,919

Weighted Average Shares/Units Outstanding:
Fully diluted (1)	12,686,313	10,959,030	12,383,368	11,245,080

FFO Per Share/Unit:
Fully diluted	$0.33	$0.20	$1.03	$1.04

AFFO Per Share/Unit:
Fully diluted	$0.36	$0.34	$1.07	$0.97

(1)     Fully diluted shares/units outstanding includes the weighted average dilutive effect of 1,593,328 Class C OP Units and 895,043 Class X OP Units for the three months ended September 30, 2025, 1,511,395 Class C OP Units and 772,939 Class X OP Units for the nine months ended September 30, 2025, and 1,528,145 and 2,093,793 Class C OP Units for the three and nine months ended September 30, 2024, respectively. Class X OP Units were excluded from the weighted average shares/units outstanding in calculating earnings (loss) per share for the three and nine months ended September 30, 2025 in the unaudited condensed consolidated statements of operations since they were anti-dilutive.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, amortization of off-market interest rate derivatives and reduction for accrued interest, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance in the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Net income (loss) income (in accordance with GAAP)	$1,077		$(1,048)		$(727)		$4,851
Depreciation and amortization of real estate properties	3,746		4,167		11,392		12,437
Depreciation and amortization for unconsolidated investment in a real estate property	189		189		567		567
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	4,054		6,104		12,118		12,514
Interest expense for unconsolidated investment in real estate property	92		94		274		282
Impairment of real estate investment property	—		—		4,000		—
Stock compensation expense	811		75		2,105		1,521
Gain on sale of real estate investments, net	—		(172)		(84)		(3,360)
Abandoned pursuit costs	126		239		126		239
Loss on equity investments	—		—		—		26
Adjusted EBITDA	$10,095		$9,648		$29,771		$29,077

Annualized Adjusted EBITDA	$40,380		$38,592		$39,695		$38,769

Net debt:
Consolidated debt	$280,502		$281,011		$280,502		$281,011
Debt of unconsolidated investment in real estate property (1)	8,831		9,078		8,831		9,078
Consolidated cash and cash equivalents	(9,947)		(6,825)		(9,947)		(6,825)
Cash of unconsolidated investment in real estate property (1)	(225)		(310)		(225)		(310)
Net debt	$279,161		$282,954		$279,161		$282,954

Net debt / Adjusted EBITDA	6.9	x	7.3	x	7.0	x	7.3	x

(1) Reflects the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as stock compensation and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.